Exhibit 10.20

                             STOCK OPTION AGREEMENT


     Stock Option Agreement made as of this 7th day of December, 2000 between Earth Sciences, Inc., a Colorado corporation, (hereinafter called the "Company") and John F. Wurster, whose address is 3815 Spring Valley Trail, Evergreen, CO 80439, (hereinafter referred to as "Holder").

     WHEREAS, Holder is an employee of ADA Environmental Solutions, LLC (ADA-ES) and ADA-ES is a wholly-owned subsidiary of the Company, and

     WHEREAS, the Company's Board of Directors on December 7, 2000 approved the granting of the stock option hereinafter described as a continuing incentive for the services of Holder.

     NOW THEREFORE, in consideration of the premises, the mutual covenants, hereinafter set forth, and other good and valuable considerations, the Company and Holder agree as follows:

     1. The Company hereby grants to Holder, effective this date, as a matter of separate inducement and agreement, the Option to Purchase (hereinafter the "Option") the aggregate of 400,000 shares of the Company's Common Stock, one cent par value, on the terms and conditions hereinafter set forth, at the purchase price of $.25 per share.

          (a) The Option may be exercised in increments of not less than $20,000 or the remaining options outstanding, whichever is less, by presentation to the Company of a check and written notice of the exercise.

          (b) To the extent not exercised, the remaining shares shall be exercisable, in whole or in part, at any time not later than December 7, 2005.

     2. (a) During the lifetime of Holder, the Option shall be exercisable only by Holder. The Option cannot be transferred other than by will or the laws of descent and may only be exercised by the Option holder.

          (b) In the event that employment with ADA-ES is terminated for any reason, any remaining shares eligible for exercise under the Option will expire within 30 days from the date of termination.

          (c) In the event that another company or individual acquires a 50% or greater interest in the Company, any remaining shares eligible for exercise under the Option will expire within 30 days from the date of such acquisition.

     3. Holder shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares.

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     4. Holder acknowledges that any purchase of stock under the Option shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such Option is registered under the Securities Act of 1933, as amended or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     5. This agreement shall be governed by the laws of the State of Colorado.

     6. This agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon Holder and all rights granted to the Company, hereunder shall be binding upon Holder's heirs, legal representatives and successors.

     IN WITNESS WHEREOF, the Company and Holder have caused this Stock Option Agreement to be executed as of the 7th day of December, 2000.



                                                 EARTH SCIENCES, INC.



Attest:                                          By: /s/ Mark H. McKinnies
                                                 ------------------------------
/s/ Ronda K. Zivalich                            President
-----------------------------

                                                 Holder


                                                 /s/ John F. Wurster
                                                 ------------------------------
                                                 John F. Wurster
                                                 3815 Spring Valley Trail
                                                 Evergreen, CO 80439